Exhibit 5.1

3580 Carmel Mountain Road Suite 300 San Diego, CA 92130 858 314 1500 mintz.com

March 13, 2025

Netlist, Inc.

111 Academy, Suite 100

Irvine, California 92617

Ladies and Gentlemen:

We have acted as counsel to Netlist, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a prospectus supplement, dated March 13, 2025 (the “Prospectus Supplement”), to Registration Statement No. 333-280985 (the “Registration Statement”), filed by the Company with the Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Prospectus Supplement relates to the offering by the Company of (i) up to $75,000,000 offering amount of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and (ii) up to 2,246,046 shares of Common Stock ((i) and (ii) together, the “Shares”) covered by the Registration Statement. We understand that the Shares are to be offered and sold in the manner described in the Prospectus Supplement pursuant to a Purchase Agreement between the Company and Lincoln Park Capital Fund, LLC (the “Purchase Agreement”).

In connection with this opinion, we have examined the Company’s Restated Certificate of Incorporation, as amended, and Second Amended and Restated Bylaws, as amended, both as currently in effect; the minutes of all pertinent meetings of the sole director of the Company relating to the Registration Statement, the Prospectus Supplement, the Purchase Agreement and the transactions contemplated thereby; such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant; the Registration Statement and the exhibits thereto; the Prospectus Supplement; and the Purchase Agreement.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.

Our opinion is limited to the General Corporation Law of the State of Delaware, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, upon issuance and delivery against payment therefor in accordance with the terms of the Purchase Agreement, will be validly issued, fully paid and non-assessable.

Boston     Los Angeles     MIAMI New York   San Diego   San Francisco   toronto   Washington

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

We understand that you wish to file this opinion with the Commission as an exhibit to a Current Report on Form 8-K incorporated into the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to reference the firm’s name under the caption “Legal Matters” in the Prospectus Supplement, and we hereby consent thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris Glovsky & Popeo, P.C.

MINTZ, LEVIN, COHN, FERRIS,GLOVSKY & POPEO, P.C.